UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2016

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on January 8, 2014, Unilife Corporation (the “Company”) was served with a derivative complaint filed in the Delaware Court of Chancery (the “Court”) by Cambridge Retirement System (“Cambridge”), a purported stockholder of the Company, against its then-current Board of Directors to recover allegedly “excessive and wasteful” compensation paid to the non-executive directors since 2010. In June 2014, pursuant to the defendants’ motion to dismiss the complaint, the Court dismissed Cambridge’s complaint with respect to the directors’ equity grants, but denied the motion with respect to their cash compensation. The Company filed an answer to the remaining claims in July 2014 and, in June 2015, the Company and Cambridge entered into a Memorandum of Understanding (“MOU”) agreeing to the basic terms of a non-monetary settlement of the action.

On March 18, 2016, Cambridge agreed to voluntarily dismiss its derivative complaint. No compensation in any form was provided to either Cambridge or its counsel in exchange for its agreement to voluntarily dismiss the lawsuit. Because Cambridge agreed to voluntarily dismiss the lawsuit, the MOU has become null and void and of no further legal effect. On March 18, 2016, the Court entered a stipulated order regarding notice of the proposed dismissal of all claims in the derivative action (the “Proposed Dismissal Order”). The Proposed Dismissal Order requires the Company to provide notice of the dismissal to the Company’s stockholders by way of this Form 8-K. A copy of the Proposed Dismissal Order is attached as Exhibit 99.1 to this Form 8-K.

In accordance with the Proposed Dismissal Order, within three business days after this Form 8-K has been filed with the Securities and Exchange Commission, the Company will file an affidavit with the Court certifying that the Form 8-K has been filed and, after the affidavit has been filed, the parties will file a Stipulation and [Proposed] Order of Dismissal. The Court will then enter that stipulation as an order, dismissing this case with prejudice.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Proposed Dismissal Order dated March 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: April 14, 2016	By:	/s/ John Ryan
Name: John Ryan
Title: Interim President and Chief Executive Officer,
Senior Vice President, General Counsel and
Secretary

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